UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

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☐            Preliminary Proxy Statement
☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☒            Definitive Additional Materials
☐            Soliciting Material Pursuant to Rule §240.14a-12

Diversified Multi-Advisor Futures Fund L.P. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P. II
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

October 1, 2014

Please be advised that you may access the enclosed proxy materials with respect to Diversified Multi-Advisor Futures Fund L.P. II (the “Partnership”) at https://www.proxydocs.com/DIV-II, including (i) a cover letter to limited partners, (ii) a copy of the proxy statement, (iii) a form of proxy, and (iv) a form of email communication to limited partners.

The proxy materials request your approval of amendments to the Limited Partnership Agreement of the Partnership, dated as of May 19, 1994, amended as of August 8, 1994, and amended and restated as of July 31, 1995 (the “Limited Partnership Agreement”), in order to change the date upon which the Partnership will terminate from December 31, 2014 to December 31, 2039 and add a monthly administrative fee payable to Ceres Managed Futures LLC (the “General Partner”).  For reasons stated in the proxy materials, the General Partner recommends that you vote for the proposal. The General Partner is requesting that ballots be returned on or before December 15, 2014.  However, if the General Partner receives ballots in favor of the proposal from the limited partners holding, in aggregate, more than 50% of the limited partnership interests prior to December 15, 2014, the General Partner reserves the right to amend the Limited Partnership Agreement as of such earlier date.